Exhibit 10.1

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2, dated as of July 31, 2007 (this “Amendment”), by and among JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”), HOMEBANC MORTGAGE CORPORATION (a “Seller”) and HOMEBANC CORP. (a “Seller”) and the Buyers party to the Repurchase Agreement from time to time.

RECITALS

The Administrative Agent, Buyers and the Sellers are parties to that certain Master Repurchase Agreement, dated as of October 31, 2006, as amended by Amendment No. 1, dated as of March 30, 2007 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”).

The Administrative Agent, the Majority Buyers and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Majority Buyers and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Future Transactions on Uncommitted Basis. Notwithstanding anything to the contrary set forth in the Repurchase Agreement, all Transactions on and after July 31, 2007 shall be on an uncommitted basis and in the sole discretion of the Administrative Agent and the Buyers.

SECTION 2. Representations. Section 11 of the Existing Repurchase Agreement is hereby amended by adding the following, which amendment shall be effective as of July 31, 2007 through and including the Termination Date:

“(jj) No Defaults. No default or event of default has occurred and is continuing under any repurchase agreement, loan agreement, warehouse agreement or similar facility as to which either Seller is a party.”

SECTION 3. Covenants.

3.1 Section 12(e) of the Existing Repurchase Agreement is hereby amended by adding the following, which amendment shall be effective as of July 31, 2007 through and including the Termination Date:

“(xiv) Daily, a report by 12:00 p.m. EST (in form and substance acceptable to the Administrative Agent) of any and all margin calls or mark-to-markets made against a Seller pursuant to any repurchase agreement, loan agreement, warehouse agreement or similar facility as to which either Seller is a party.”

“(xv) Daily, a report (in form and substance acceptable to the Administrative Agent) setting forth each Seller’s current liquidity positions and its projection for its liquidity position, and its projected borrowing and purchase activities for the next five Business Days.”

“(xvi) Weekly, a report (in form and substance acceptable to the Administrative Agent) projecting each Seller’s operating budget, including a detail of income and expenses for the following thirty (30) days. “

“(xv) Daily, a report (in form and substance acceptable to the Administrative Agent) setting forth each Seller’s asset disposition program, including all loan sales.

3.2 Section 12(k) of the Existing Repurchase Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following, which amendment shall be effective as of June 1, 2007 through and including August 6, 2007:

“(ii) Reserved.”

3.3 Section 12(k) of the Existing Repurchase Agreement is hereby amended by deleting clause (iv) in its entirety and replacing it with the following, which amendment shall be effective as of June 1, 2007 through and including August 6, 2007 and thereafter shall revert back to its original terms prior to this Amendment:

“(iv) Maintenance of Liquidity. HB Corp., on a consolidated basis, shall at all times have (a) unencumbered cash and Cash Equivalents and (b) Available Borrowing Capacity on unencumbered assets (taking into account required haircuts) under committed warehouse and repurchase facilities equal to not less than $20,000,000.”

SECTION 4. Conditions Precedent. This Amendment shall become effective as of the dates set forth above (collectively, the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents. On the Amendment Effective Date, the Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Majority Buyers and the Sellers; and

(b) such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 5. Representations and Warranties. Each Seller hereby represents and warrants to the Administrative Agent for the benefit of the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that (other than as expressly waived hereunder) no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.

SECTION 6. Reservation of Rights. Except as expressly waived by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Majority Buyers and Administrative Agent shall not operate as a waiver of any of their rights, powers or privileges under the Repurchase Agreement including without limitation any future breaches of, or Defaults under the Repurchase Agreement (whether the same or of a similar nature as the Events of Default identified herein or otherwise) except as expressly set forth herein.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Fees. Each Seller agrees to pay as and when billed by the Administrative Agent all of the reasonable fees, disbursements and expenses of counsel to the Administrative Agent and Buyers in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Administrative Agent, for the benefit of the Buyers, entering into any Transaction pursuant hereto.

SECTION 9. Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and each Seller agrees that, unless otherwise directed by a court of competent jurisdiction, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 12. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Buyer

By:	/s/ Robert A. Salcette
Name:	Robert A. Salcette
Title:	Managing Director

HOMEBANC MORTGAGE CORPORATION as a Seller

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Senior Vice President

HOMEBANC CORP. as a Seller

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Senior Vice President

BNP PARIBAS, as a Buyer

By:	/s/ Indra D. Kish
Name:	Indra D. Kish
Title:	Director

By:	/s/ Laurent Vanderzyppe
Name:	Laurent Vanderzyppe
Title:	Managing Director

COMMERZBANK AKTIENGESELLSCHAFT NEW YORK BRANCH and GRAND CAYMAN BRANCH, as a Buyer

By:
Name:
Title:

By:
Name:
Title:

US BANK NATIONAL ASSOCIATION, as a Buyer

By:	/s/ William J. Umscheid
Name:	William J. Umscheid
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Buyer

By:	/s/ Paul Henson
Name:	Paul Henson
Title:	Executive Vice President

DB STRUCTURED PRODUCTS, INC., as a Buyer

By:
Name:
Title:

By:
Name:
Title:

FORTIS CAPITAL CORP., as a Buyer

By:	/s/ John Benton
Name:	John Benton
Title:	Chief Risk Officer

By:	/s/ Barry Chung
Name:	Barry Chung
Title:	Senior Vice President

BANK HAPOALIM BM, as a Buyer

By:
Name:
Title: